UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On August 8, 2007, Blockbuster Inc. (“Blockbuster”) completed the acquisition (the “Acquisition”) of all of the outstanding membership interests of Movielink, LLC (“Movielink”), an online movie downloading business. Pursuant to Item 9.01 of Form 8-K, the Company indicated that it would file certain financial information no later than the date by which such information is required. This amendment is filed to provide such required financial information.

(a)	Financial statements of businesses acquired—Included herein as Exhibit 99.1 are the:

(1)	audited Financial Statements for Movielink as of December 31, 2006 and 2005 and for the years then ended and the accompanying report of independent auditors; and

(2)	unaudited Financial Statements for Movielink as of June 30, 2007 and for the six months ended June 30, 2007 and 2006.

(b)	Pro forma financial information—Included herein as Exhibit 99.2 are the unaudited pro forma condensed combined balance sheet as of July 1, 2007 and unaudited pro forma condensed combined statements of operations for the twenty-six week period ended July 1, 2007 and the fiscal year ended December 31, 2006.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Movielink, LLC historical financial statements for the six month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005 and the accompanying report of independent auditors.

99.2	Blockbuster Inc. unaudited pro forma condensed combined balance sheet as of July 1, 2007 and unaudited pro forma condensed combined statements of operations for the twenty-six week period ended July 1, 2007 and the fiscal year ended December 31, 2006 with respect to the acquisition of Movielink, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: October 24, 2007	By:	/s/ Thomas Casey
Thomas Casey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Movielink, LLC historical financial statements for the six month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005 and the accompanying report of independent auditors.

99.2	Blockbuster Inc. unaudited pro forma condensed combined balance sheet as of July 1, 2007 and unaudited pro forma condensed combined statements of operations for the twenty-six week period ended July 1, 2007 and the fiscal year ended December 31, 2006 with respect to the acquisition of Movielink, LLC.